POWER OF ATTORNEY

Kenneth L. Way

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with

the United States Securities and Exchange

Commission and any stock exchange or similar

authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of

benefit to, in the best interest of, or legally

required by, the undersigned, it being understood

that the documents executed by such attorney-

in-fact on behalf of the undersigned pursuant

to this Power of Attorney shall be in such form

and shall contain such terms and conditions as

such attorney-in-fact may approve in such

attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to

do and perform any and every act and thing

whatsoever requisite, necessary, or proper

to be done in the exercise of any of the

rights and powers herein granted, as fully

to all intents and all purposes as the

undersigned might or could do if personally

present, with full power of substitution

or revocation, hereby ratifying and

confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and

the rights and powers herein granted.  The

undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity

at the request of the undersigned, are not

assuming, nor is the Company assuming, any

of the undersigned's responsibilities to

comply with Section 16 of the Securities

Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or

her powers and authorities hereunder, but

shall not affect the powers and authorities

herein granted to any other party.

This Power of Attorney shall remain in

full force and effect until the undersigned

is no longer required to file Forms 3, 4

and 5 with respect to the undersigned's

holdings of and transactions in securities

issued by the Company, unless earlier

revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-

in-fact at the then current mailing address

of the Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed and made

effective as of this 25th day of July, 2006.

/s/ Kenneth L. Way

Kenneth L. Way